Exhibit 99.1
AMERICAN REPROGRAPHICS COMPANY REPORTS RESULTS FOR FIRST QUARTER 2010
•	EPS of $0.02 per share

•	YTD Cash from Operating Activities of $9.5 million

•	Gross Margin of 32.9%

•	Company reaffirms annual forecast
WALNUT CREEK, California (May 4, 2010) — American Reprographics Company (NYSE: ARP) (the “Company”), the nation’s leading provider of reprographic services and technology, today reported its financial results for the first quarter ended March 31, 2010.
“As the commercial construction market struggles to find its feet, ARC continues to operate well,” said K. “Suri” Suriyakumar, Chairman, President and CEO. “While we expect to see signs of life in employment, vacancy rates and credit availability in 2010, such improvements in the general economy are likely to be in advance of any recovery in the AEC market. Thus we remain prepared for a challenging year, and confident in our ability to manage costs, generate cash, and explore new opportunities within our core competencies as we have done throughout the downturn.”
Net revenue for the first quarter of 2010 was $112.2 million and the Company’s gross margin was 32.9% for the three-month period ended March 31, 2010. Net income for the first quarter of 2010 was $717,000, or $0.02 per diluted share.
Jonathan Mather, Chief Financial Officer, said, “Revenue continues to be challenged by the softness in the U.S. AEC market, but we continue to implement incremental cost controls, produce healthy margins, and maintain a strong balance sheet.”
Outlook
The Company reaffirmed its forecast of annual earnings per share in 2010 to be in the range of $0.15 to $0.30 on a fully-diluted basis, and annual cash flow from operations in the range of $65 million to $80 million.

Teleconference and Webcast
American Reprographics Company will host a conference call and audio webcast today at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time) to discuss results for the Company’s first quarter 2010 and business outlook. The conference call can be accessed by dialing 877-591-4999. The conference ID number is 67958305.
A replay of this call will be available approximately one hour after the call for seven days following the call’s conclusion. To access the replay, dial 800-642-1687. The conference ID number is 67958305.
A Web archive will be made available at http://www.e-arc.com for approximately 90 days following the call’s conclusion.
About American Reprographics Company
American Reprographics Company is the leading reprographics company in the United States providing business-to-business document management technology and services to the architectural, engineering and construction, or AEC, industries. The Company provides these services to companies in non-AEC industries, such as technology, financial services, retail, entertainment, and food and hospitality, which also require sophisticated document management services. American Reprographics Company provides its core services through its suite of reprographics technology products, a network of hundreds of locally-branded reprographics service centers across the U.S., Canada and the U.K, on-site at more than 5,700 customer locations, and through UDS, a joint-venture company headquartered in Beijing, China. The Company’s service centers are arranged in a hub and satellite structure and are digitally connected as a cohesive network, allowing the provision of services both locally and nationally to more than 138,000 active customers.

Forward-Looking Statements
This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future financial performance of the Company. Words such as “anticipates,” “projects,” “expect” and similar expressions identify forward-looking statements and all statements other than statements of historical fact, including, but not limited to, any projections regarding earnings, revenues and financial performance of the Company, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Factors that could cause our actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, the current economic recession, general economic conditions and downturn in the architectural, engineering and construction industries specifically; our ability to streamline operations and reduce and/or manage costs; competition in our industry and innovation by our competitors; our failure to anticipate and adapt to future changes in our industry; our failure to take advantage of market opportunities and/or to complete acquisitions; our failure to manage acquisitions, including our inability to integrate and merge the business operations of the acquired companies or failure to retain key personnel and customers of acquired companies; our dependence on certain key vendors for equipment, maintenance services and supplies; damage or disruption to our facilities, our technology centers, our vendors or a majority of our customers; and our failure to continue to develop and introduce new services successfully. The foregoing list of risks and uncertainties is illustrative but is by no means exhaustive. For more information on factors that may affect our future performance, please review our periodic filings with the U.S. Securities and Exchange Commission, and specifically the risk factors set forth in our most recent reports on Form 10-K and Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.
Contacts:

David Stickney	Joseph Villalta
VP of Corporate Communications	The Ruth Group
Phone: 925-949-5100	Phone: 646-536-7003

American Reprographics Company
Consolidated Balance Sheets
(Dollars in thousands, except per share data)
(Unaudited)

	March 31,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$26,183	$29,377
Accounts receivable, net	59,108	53,919
Inventories, net	10,398	10,605
Deferred income taxes	5,664	5,568
Prepaid expenses and other current assets	9,567	7,011

Total current assets	110,920	106,480

Property and equipment, net	68,108	74,568
Goodwill	332,518	332,518
Other intangible assets, net	71,618	74,208
Deferred financing costs, net	3,698	4,082
Deferred income taxes	26,880	26,987
Other assets	2,020	2,111

Total assets	$615,762	$620,954

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$23,055	$23,355
Accrued payroll and payroll-related expenses	11,186	8,804
Accrued expenses	24,317	24,540
Current portion of long-term debt and capital leases	57,006	53,520

Total current liabilities	115,564	110,219

Long-term debt and capital leases	206,952	220,711
Other long-term liabilities	9,214	8,000

Total liabilities	331,730	338,930

Commitments and contingencies

Stockholders’ equity:
American Reprographics Company stockholders’ equity:
Preferred stock, $0.001 par value, 25,000,000 shares authorized; zero and zero shares issued and outstanding	—	—
Common stock, $0.001 par value, 150,000,000 shares authorized; 46,117,752 and 46,112,653 shares issued and 45,670,098 and 45,664,999 shares outstanding in 2010 and 2009, respectively	46	46
Additional paid-in capital	91,478	89,982
Retained earnings	201,678	200,961
Accumulated other comprehensive loss	(7,470)	(7,273)

	285,732	283,716
Less cost of common stock in treasury, 447,654 shares in 2010 and 2009	7,709	7,709

Total American Reprographics Company stockholders’ equity	278,023	276,007
Noncontrolling interest	6,009	6,017

Total stockholders’ equity	284,032	282,024

Total liabilities and stockholders’ equity	$615,762	$620,954

American Reprographics Company
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009

Reprographics services	$76,257	$99,769
Facilities management	22,403	26,865
Equipment and supplies sales	13,501	12,849

Total net sales	112,161	139,483
Cost of sales	75,310	87,504

Gross profit	36,851	51,979
Selling, general and administrative expenses	27,131	30,966
Amortization of intangible assets	2,636	2,983

Income from operations	7,084	18,030
Other income, net	(43)	(59)
Interest expense, net	5,888	5,796

Income before income tax provision	1,239	12,293
Income tax provision	530	4,758

Net income	709	7,535
Income attributable to noncontrolling interest	8	12

Net income attributable to American Reprographics Company	$717	$7,547

Earnings per share attributable to American Reprographics Company shareholders:
Basic	$0.02	$0.17

Diluted	$0.02	$0.17

Weighted average common shares outstanding:
Basic	45,150,483	45,089,794
Diluted	45,356,871	45,100,225

American Reprographics Company
Non-GAAP Measures
Reconciliation of cash flows provided by operating activities to EBIT and EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2010	2009

Cash flows provided by operating activities	$9,468	$22,276
Changes in operating assets and liabilities	5,083	1,922
Non-cash (expenses) income, including depreciation and amortization	(13,842)	(16,663)
Income tax provision	530	4,758
Interest expense	5,888	5,796
Net loss attributable to the noncontrolling interest	8	12

EBIT	7,135	18,101
Depreciation and amortization	11,656	12,715
Stock-based compensation	1,461	933

EBITDA	$20,252	$31,749

American Reprographics Company
Non-GAAP Measures
Reconciliation of net income attributable to ARC to EBIT and EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2010	2009

Net income attributable to ARC	$717	$7,547
Interest expense, net	5,888	5,796
Income tax provision	530	4,758

EBIT	7,135	18,101
Depreciation and amortization	11,656	12,715
Stock-based compensation	1,461	933

EBITDA	$20,252	$31,749

Non-GAAP Measures
EBIT, EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating, investing or financing activities as a measure of our liquidity.
EBIT represents net income before interest and taxes. EBITDA represents net income before interest, taxes, depreciation, amortization and stock-based compensation. EBIT margin is a non-GAAP measure calculated by dividing EBIT by net sales. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by net sales.
We present EBIT, EBITDA and related ratios because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.
We use EBIT and EBITDA to measure and compare the performance of our operating segments. Our operating segments’ financial performance includes all of the operating activities except for debt and taxation which are managed at the corporate level for U.S. operating segments. As a result, EBIT is the best measure of divisional profitability and the most useful metric by which to measure and compare the performance of our operating segments. We also use EBIT to measure performance for determining operating segment-level compensation and use EBITDA to measure performance for determining consolidated-level compensation. We also use EBIT and EBITDA to evaluate potential acquisitions and to evaluate whether to incur capital expenditures.
EBIT, EBITDA and related ratios have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

•	They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;
•	They do not reflect changes in, or cash requirements for, our working capital needs;
•	They do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on our debt;
•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and
•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, EBIT, EBITDA, and related ratios should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBIT, EBITDA and related ratios only as supplements. For more information, see our interim Condensed Consolidated Financial Statements and related notes on our 2010 first quarter report on Form 10-Q. Additionally, please refer to our 2009 Annual Report on Form 10-K.
In our calculation of EBITDA for the three months ended March 31, 2010 and 2009 we excluded stock-based compensation expense of $1.5 million and $0.9 million, respectively, as we believe this presentation facilitates a meaningful comparison of our operating results. Additionally, the exclusion of stock-based compensation to arrive at EBITDA is consistent with the definition of EBITDA in our amended credit and guaranty agreement, therefore we believe this information is useful to investors in assessing our ability to meet our debt covenants.

American Reprographics Company
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009
Cash flows from operating activities
Net income	$709	$7,535
Adjustments to reconcile net income to net cash provided by operating activities:
Allowance for accounts receivable	261	1,249
Depreciation	9,020	9,732
Amortization of intangible assets	2,636	2,983
Amortization of deferred financing costs	384	331
Stock-based compensation	1,461	933
Deferred income taxes	274	1,412
Other noncash items, net	(194)	23
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	(5,419)	(2,425)
Inventory	156	686
Prepaid expenses and other assets	(2,515)	3,575
Accounts payable and accrued expenses	2,695	(3,758)

Net cash provided by operating activities	9,468	22,276

Cash flows from investing activities
Capital expenditures	(1,217)	(1,979)
Payments for businesses acquired, net of cash acquired and including other cash payments associated with the acquisitions	—	(588)
Other	551	163

Net cash used in investing activities	(666)	(2,404)

Cash flows from financing activities
Proceeds from stock option exercises	16	—
Excess tax benefit related to stock-based compensation	3	—
Payments on long-term debt agreements and capital leases	(11,202)	(15,878)
Net borrowings (repayments) under revolving credit facility	(814)	—
Payment of loan fees	—	(44)

Net cash used in financing activities	(11,997)	(15,922)

Effect of foreign currency translation on cash balances	1	(16)

Net change in cash and cash equivalents	(3,194)	3,934
Cash and cash equivalents at beginning of period	29,377	46,542

Cash and cash equivalents at end of period	$26,183	$50,476

Supplemental disclosure of cash flow information
Noncash investing and financing activities
Noncash transactions include the following:
Capital lease obligations incurred	$1,930	$5,253
Issuance of subordinated notes in connection with the acquisition of businesses	$—	$246
Accrued liabilities in connection with acquisition of businesses	$—	$333
Net (loss) gain on derivative	$(313)	$435